UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 24, 2010
Date of Report (Date of earliest event reported)

MIV THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30453	01-0809204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1-8765 Ash Street, Vancouver, British Columbia, Canada	V6P 6T3
(Address of principal executive offices)	(Zip Code)

(604) 808-6128
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 8 - OTHER EVENTS

Item 8.01        Other Events.

On December 24, 2010, MIV Therapeutics, Inc. (the "Company") issued a news release announcing that it is that it is nearing the completion of an agreement regarding restructuring activities with a large medical investment group based in Asia to provide significant further funding to the Company.

The share purchase agreements that the Company entered into with CCT Tech International Limited ("CCT") and Innomed Scientific Limited ("Innomed"), which the Company announced in November, are being postponed so that the Company can better restructure the transaction, which senior management of the Company believes will result in a broader positive impact for the Company and its shareholders. The original agreements with CCT and Innomed were terminated according to Hong Kong securities commission listing rules because a new deal constitutes a material change. Senior management of the Company is in the final stage of completing definitive agreements with the new party.

In addition, the Company recently signed a Memorandum of Understanding with a Chinese distributor to provide the distributor with exclusive distribution rights for the Company's products for the major cities and provinces of China.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIV THERAPEUTICS, INC.
DATE: January 5, 2011.	By: /s/ Patrick A. McGowan Name: Patrick A. McGowan Title: President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a director

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